PRESS RELEASE

SEACOR HOLDINGS ANNOUNCES
CONVERTIBLE DEBT ISSUANCE BY A SUBSIDIARY

Fort Lauderdale, Florida
November 30, 2015

FOR IMMEDIATE RELEASE - SEACOR Holdings Inc. (NYSE: CKH) (“SEACOR Holdings”) today announced that its offshore marine subsidiary, SEACOR Marine Holdings Inc. (“SMH”), entered into an agreement to issue $175 million in convertible notes to investment funds managed and controlled by The Carlyle Group (“Carlyle”). It is expected that the notes will be issued on December 1, 2015. The notes have a seven-year duration, a coupon of 3.75% and will be convertible into shares of SMH common stock at an initial conversion rate of 23.26 shares per $1,000 principal amount of notes (approximately 18.7% of the current outstanding shares of SMH on a fully-diluted basis, equivalent to a conversion price of $43.00 per share). The transaction contemplates the eventual separation of SMH from SEACOR Holdings’ other business lines, potentially via a spin-off of SMH or via a spin-off of SEACOR Holdings’ other business lines. A final decision to effect or implement the separation has not been made and, if the contemplated spin-off of SMH does not occur within two years, the holders of the notes will have a one-time right to require SMH to repurchase the notes at par plus any accrued and unpaid interest and an on-going right to exchange the notes for shares of SEACOR Holdings common stock at an initial exchange rate of 12.82 shares per $1,000 principal amount of notes (equivalent to an exchange price of $78.00 per share).
Elaborating on the transaction, Charles Fabrikant, Executive Chairman and CEO of SEACOR Holdings, commented: “This transaction provides additional capital for our offshore group to seek out opportunities arising from the dislocation in the energy sector to acquire discrete assets and pursue strategic transactions that complement our existing business. By adding the Carlyle capital, after paying off intercompany debt and transaction costs, SMH will be able to take advantage of opportunities while preserving a strong balance sheet. The terms of the notes provide SEACOR Holdings the flexibility to retain or separate its offshore marine business in order to maintain its disciplined and strategic approach to capital allocation. We are extremely pleased to be associated with Carlyle, one of the premier global alternative asset managers, and view its investment as the beginning of a relationship that will bring value to both parties.”
Rodney Cohen, Managing Director and Co-Head of Carlyle’s U.S. Equity Opportunity Fund, said: “With this investment, we are excited to partner with SEACOR Holdings and SMH, a top-tier operator in the offshore marine business. We look forward to working with Charles Fabrikant, John Gellert, and the entire SEACOR team - who have consistently demonstrated their ability to invest and create value throughout cycles - as they continue to develop opportunities in this industry.”
SMH will be run as a standalone entity with a discrete balance sheet. As of September 30, 2015, the offshore group on a standalone financial reporting basis had $1,095.1 million of assets and $389.2 million of liabilities. Assets included $197.0 million of cash and construction reserve funds, $647.5 million of equipment and $128.7 million of investments in 50% or less owned companies. Liabilities included $175.6 million of deferred income taxes, $45.4 million of deferred gains relating to sales of equipment in prior periods, $54.1 million of third party debt and $31.0 million of inter-company debt. SEACOR Holdings will continue to provide SMH administrative services and support business development initiatives both prior to the contemplated spin-off and during a transition period after the spin-off.
Goldman Sachs acted as exclusive financial advisor to SEACOR Holdings in connection with the proposed transaction and financing, and Milbank, Tweed, Hadley & McCloy LLP acted as their legal counsel. Carlyle was advised by PricewaterhouseCoopers as financial advisor and Kirkland & Ellis LLP as legal counsel. Equity for Carlyle’s investment is being provided by Carlyle U.S. Equity Opportunity Fund II, L.P.
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About SEACOR Holdings Inc.
SEACOR Holdings and its subsidiaries are in the business of owning, operating, investing in and marketing equipment, primarily in the offshore oil and gas, shipping and logistics industries. SEACOR Holdings offers customers a diversified suite of services and equipment, including offshore marine, inland river storage and handling, distribution of petroleum, chemical and agricultural commodities, and shipping. SEACOR Holdings is dedicated to building innovative, modern, “next generation,” efficient marine equipment while providing highly responsive service with the highest safety standards and dedicated professional employees. SEACOR Holdings is publicly traded on the New York Stock Exchange (NYSE) under the symbol CKH.
For additional information, please contact Molly Hottinger at (954) 627-5278 or visit SEACOR’s website at www.seacorholdings.com.
About The Carlyle Group
The Carlyle Group (NASDAQ: CG) is a global alternative asset manager with $188 billion of assets under management across 126 funds and 160 fund of funds vehicles as of September 30, 2015. Carlyle’s purpose is to invest wisely and create value on behalf of its investors, many of whom are public pensions. Carlyle invests across four segments - Corporate Private Equity, Real Assets, Global Market Strategies and Investment Solutions - in Africa, Asia, Australia, Europe, the Middle East, North America and South America. Carlyle has expertise in various industries, including: aerospace, defense & government services, consumer & retail, energy, financial services, healthcare, industrial, real estate, technology & business services, telecommunications & media and transportation. The Carlyle Group employs more than 1,700 people in 35 offices across six continents.
Web: www.carlyle.com
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Certain statements discussed in this release as well as in other reports, materials and oral statements that the Company releases from time to time to the public constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “plan,” “target,” “forecast” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements concern management's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters. These statements are not guarantees of future performance and actual events or results may differ significantly from these statements. Actual events or results are subject to significant known and unknown risks, uncertainties and other important factors, including the possibility that the Company may decide not to pursue a spin-off of its Offshore Marine Services business or that it is unable to complete a spin-off, decreased demand and loss of revenues as a result of a decline in the price of oil and an oversupply of newly built offshore support vessels, additional safety and certification requirements for drilling activities in the U.S. Gulf of Mexico and delayed approval of applications for such activities, the possibility of U.S. government implemented moratoriums directing operators to cease certain drilling activities in the U.S. Gulf of Mexico and any extension of such moratoriums (the “Moratoriums”), weakening demand for the Company’s services as a result of unplanned customer suspensions, cancellations, rate reductions or non-renewals of vessel charters or failures to finalize commitments to charter vessels in response to a decline in the price of oil, an oversupply of newly built offshore support vessels and Moratoriums, increased government legislation and regulation of the Company’s businesses could increase cost of operations, increased competition if the Jones Act is repealed, liability, legal fees and costs in connection with the provision of emergency response services, including the Company’s involvement in response to the oil spill as a result of the sinking of the Deepwater Horizon in April 2010, decreased demand for the Company’s services as a result of declines in the global economy, declines in valuations in the global financial markets and a lack of liquidity in the credit sectors, including, interest rate fluctuations, availability of credit, inflation rates, change in laws, trade barriers, commodity prices and currency exchange fluctuations, the cyclical nature of the oil and gas industry, activity in foreign countries and changes in foreign political, military and economic conditions, changes in foreign and domestic oil and gas exploration and production activity, safety record requirements related to Offshore Marine Services and Shipping

Services, decreased demand for Shipping Services due to construction of additional refined petroleum product, natural gas or crude oil pipelines or due to decreased demand for refined petroleum products, crude oil or chemical products or a change in existing methods of delivery, compliance with U.S. and foreign government laws and regulations, including environmental laws and regulations and economic sanctions, the dependence of Offshore Marine Services, Inland River Services, Shipping Services and Illinois Corn Processing on several customers, consolidation of the Company's customer base, the ongoing need to replace aging vessels, industry fleet capacity, restrictions imposed by the Shipping Acts on the amount of foreign ownership of the Company's Common Stock, operational risks of Offshore Marine Services, Inland River Services and Shipping Services, effects of adverse weather conditions and seasonality, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, the effect of international economic and political factors on Inland River Services' operations, the effect of the spread between the input costs of corn and natural gas compared with the price of alcohol and distillers grains on Illinois Corn Processing's operations, adequacy of insurance coverage, the potential for a material weakness in the Company's internal controls over financial reporting and the Company's ability to remediate such potential material weakness, the attraction and retention of qualified personnel by the Company, and various other matters and factors, many of which are beyond the Company's control as well as those discussed in Item 1A (Risk Factors) of the Company's Annual report on Form 10-K. In addition, these statements constitute the Company's cautionary statements under the Private Securities Litigation Reform Act of 1995. It should be understood that it is not possible to predict or identify all such factors. Consequently, the preceding should not be considered to be a complete discussion of all potential risks or uncertainties. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. It is advisable, however, to consult any further disclosures the Company makes on related subjects in its filings with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (if any).